                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         AERO SYSTEMS ENGINEERING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           MAY 29, 2002, AT 2:00 P.M.

                                  ------------

TO AERO SYSTEMS ENGINEERING, INC. SHAREHOLDERS:

The annual meeting of the shareholders of Aero Systems Engineering, Inc. (the "Company") will be held on May 29, 2002 at 2:00 p.m., C.D.T., at the Company's headquarters at 358 East Fillmore Avenue, St. Paul, Minnesota 55107, for the following purposes:

     1. To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at seven.

     2.   To elect a Board of Directors.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed. In lieu thereof, and in accordance with the Bylaws, the Board of Directors has set the close of business on April 26, 2002 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

                                              By order of the Board of Directors


                                                  /s/ Steven R. Hedberg
                                              -------------------------------
                                              Steven R. Hedberg
                                              Secretary

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107
                                  651-227-7515

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 2002

                                   ----------

                                     GENERAL

This Proxy Statement is submitted in support of the solicitation of the attached proxy by the Board of Directors of Aero Systems Engineering, Inc., a Minnesota corporation ("Company"), for the Annual Meeting of the shareholders of the Company to be held on May 29, 2002 at 2:00 o'clock p.m. at the Company's headquarters, 358 East Fillmore Avenue, St. Paul, Minnesota 55107, and at any adjournments thereof (the "Annual Meeting"). The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders is intended by the Company to be mailed to its shareholders on or about May 1, 2002. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

The Annual Meeting is being held for the purposes of fixing the number of and electing the Company's Board of Directors and to transact such other business as may properly come before the Annual Meeting.

The annual report of the Company for the year ended December 31, 2001, including financial statements, is being mailed to shareholders simultaneously herewith, but the annual report is not to be considered part of the proxy soliciting materials.

Only holders of shares of the Company's Common Stock at the close of business on April 26, 2002, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. The securities of the Company outstanding as of April 26, 2002, and which are entitled to vote at the Annual Meeting, consist of 4,401,625 shares of Common Stock, each share being entitled to one vote. Shareholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted to set the number of the Board of Directors at seven, in favor of the nominees for directors proposed by the Board of Directors, and, as to any other matters that may properly come before the Annual Meeting, in the best judgment of the proxy holders named in the enclosed proxy.

The enclosed proxy may be revoked at any time prior to its exercise before or at the Annual Meeting by the execution and exercise of a proxy bearing a later date and notification in writing given to the Secretary of the Company prior to the Annual Meeting. The authority of the proxy holders named in the enclosed proxy will be suspended if the shareholder executing the proxy is present at the meeting and elects to vote in person.

The Company may have one or more of its officers or employees communicate by telephone, telegraph, facsimile, or mail with some of the shareholders who may have omitted to return proxies.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker or other entity holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but they will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of March 1, 2002 by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director and by each nominee director, by each executive officer named in the Summary Compensation Table, and by all executive officers and directors as a group. If the name of a director, nominee director or executive officer named in the Summary Compensation Table is not shown, he beneficially owns no Common Stock. Except as may be disclosed in the footnotes to the following table, none of the shareholders listed below beneficially owns common stock of the Company's parent(s) or subsidiaries other than through their ownership of the Company's Common Stock.

Name and Address                        Amount and Nature of
of Beneficial Owner                     Beneficial Ownership(1)     Percent of Class(3)
-------------------                     -----------------------     -------------------
Minnesota ASE, LLC                             2,245,000                  51.0%
222 South 9th Street
Suite 3000
Minneapolis, MN  55402

Celsius Inc.                                   1,277,073                  29.0%
1800 Diagonal Road
Suite 230
Alexandria, VA  22314

Richard A. Hoel                                  673,500(2)               15.3%
60 South Sixth Street
Suite 3000
Minneapolis, MN  55402

James S. Kowalski                                673,500(2)               15.3%
4716 Bouleau
White Bear Lake, MN 55110

Thomas L. Auth                                   449,000(2)               10.2%
8 Evergreen Road
North Oaks, MN  55127

A. L. Maxson                                     106,950                   2.4%
5848 Long Brake Trail
Edina, MN  55438

Donald N. Kamis                                   19,492                     *
920 Brockton Lane
Plymouth, MN 55447

Dr. Leon E. Ring                                   2,300                     *
2025 Shoreline Drive
Mt. Juliet, TN 37122

All executive officers
and directors
as a group (9 persons)                         1,925,742(2)               43.8%

----------

* Less than one percent.

(1) Except as otherwise noted, each person or group has sole voting and investment power with respect to, and directly owns, all outstanding shares.

(2) Reflects shares of Company Common Stock held indirectly by the named directors as a result of their interest in Minnesota ASE, LLC. Messrs. Hoel and Kowalski each own 30% of Minnesota ASE, LLC and Messr. Auth owns 20% of Minnesota ASE, LLC. These individuals disclaim beneficial ownership of securities held by Minnesota ASE, LLC, except to the extent of their pecuniary interest in the securities.

(3) The percentage calculation is based on 4,401,625 shares outstanding at March 1, 2002.

Until September 25, 2001, Celsius, Inc. owned approximately 80% of the Company's outstanding Common Stock. Celsius, Inc. is a wholly-owned subsidiary of Celsius AB, which is a Swedish company. Celsius AB was acquired by Saab AB in March 2000.

On September 25, 2001, Celsius sold 2,245,000 shares of the Company's Common Stock to Minnesota ASE, LLC. Messrs. Hoel, Kowalski and Auth own 30%, 30% and 20%, respectively, of Minnesota ASE, LLC. The shares owned by Minnesota ASE, LLC represent approximately 51% of the outstanding shares of Common Stock of the Company. The purchase price of the shares and the contemporaneous loan of $2,600,000 to the Company was funded by contributions from the members and loans from the M&I Marshall & Ilsley Bank. Celsius retains an approximate 29% stock interest in the Company.

In connection with the sale by Celsius, Inc., Celsuis loaned the Company $1,500,000, which accrues interest at the rate of 8% per year. The Company's obligations under this three-year Note are secured by a Security Agreement between the Company and Celsius, Inc. and by a combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement between the Company and Celsius, Inc. pursuant to which all of the personal and fixture assets of the Company are pledged as collateral. In addition, Minnesota ASE, LLC pledged 2,245,000 shares of the Common Stock of the Company to Celsius, Inc. as further collateral to secure the Company's obligations under the Note. The Company, Minnesota ASE, LLC and Celsius, in connection with the foregoing loan and security arrangements, are party to a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, for Celsius to have a designee on the Company's Board of Directors so long as it holds at least 10% of the outstanding common shares, a right of first refusal in certain circumstances with respect to any sale of shares by a shareholder to a third party, tag-along rights with respect to sales of stock to third parties, and certain registration rights of shareholders in the event of any public offering of the stock of the Company.

                       PROPOSAL TO FIX NUMBER OF DIRECTORS

                                    (Item 1)

The Bylaws of the Company provide that the number of Directors may be set by the shareholders (subject to the right of the Board of Directors to increase or decrease the number of Directors as otherwise permitted by law). At the most recent annual meeting of the Company's shareholders held on August 8, 2001, the shareholders fixed the number of the Company's Board of Directors at five and elected five directors.

IT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS THAT THE NUMBER OF DIRECTORS BE SET AT SEVEN.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of setting the number of the Board of Directors at seven.

The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting at which a quorum is present either in person or by proxy is required to fix the number of the Board of Directors at seven. A quorum consists of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS

                                    (Item 2)

The Board of Directors manages the business of the Company. The Bylaws of the Company provide that the shareholders shall elect the Board of Directors. At the most recent annual meeting of the Company's shareholders held on August 8, 2001, the shareholders elected the following five directors: Christer Persson, Charles
H. Loux, Dr. Leon E. Ring, Richard A. Hoel, and A. L. Maxson.

On September 25, 2001, Minnesota ASE, LLC, acquired 2,245,000 shares of common stock of Aero Systems Engineering, Inc., from Celsius Inc., a subsidiary of Saab AB, representing 51% of the outstanding shares. Celsuis Inc. retained a 29% stock interest in the Company. On September 27, 2001, in a special meeting of the Board of Directors, the Board accepted the resignation of Mr. Christer Persson as Chairman of the Board and appointed Mr. Richard A. Hoel as the new Chairman. The Board also appointed Mr. Thomas L. Auth and Mr. James S. Kowalski, as new members of the Board, thereby, establishing a board made up of seven members.

On March 20, 2002, the Board officially accepted the resignation of Mr. Christer Persson as a member of the Board, effective January 15, 2002, and the Board appointed Mr. Mark D. Pugliese as Mr. Persson's replacement representing Saab AB. Mr. Pugliese is Celsius, Inc.'s designee to the Company's Board of Directors pursuant to the Shareholder's Agreement between Celsius, Inc. and Minnesota ASE, LLC dated September 25, 2001. See "Certain Transactions."

IT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS THAT THE SEVEN NOMINEES NAMED BELOW BE ELECTED AS DIRECTORS, TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS AND UNTIL THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED AS DIRECTORS.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of electing the seven nominees named below to the Board of Directors. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on May 29, 2002, or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (at the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting at which a quorum is present either in person or by proxy is required to elect each director. A quorum consists of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

INFORMATION ABOUT NOMINEES FOR ELECTION AS DIRECTORS

All of the nominees of the Board of Directors are presently serving as directors of the Company. The names, ages and biographical information of all seven nominees are as follows:

                  Names of Nominees         Ages              Director Since
                  -----------------         ----              --------------
                  Richard A. Hoel            54                February 1998
                  Charles H. Loux            53                October 1999
                  A. L. Maxson               66                May 1986
                  Dr. Leon E. Ring           69                November 1996
                  James S. Kowalski          56                October 2001
                  Thomas L. Auth             57                October 2001
                  Mark D. Pugliese           49                March 2002

Richard A. Hoel was appointed as a Director of the Company on February 18, 1998, and on September 27, 2001, he was appointed Chairman of the Board. He was a founder and has been a senior shareholder of Winthrop & Weinstine, P.A., the Company's law firm, since February 1979. Mr. Hoel serves as a member of the board of directors of a number of privately-held companies.

Charles H. Loux has been the President and Chief Executive Officer of the Company since October 1, 1999. He was appointed to the Company's Board of Directors effective October 1, 1999. Prior to joining the Company, Mr. Loux was employed for 15 years at GE Aircraft Engines where his most recent position was Manager of Customer Facility Support.

A. L. Maxson has been a financial consultant since August 1997. From January 1, 1994 to July 1997, he was the Executive Vice President - Finance and Chief Financial Officer and Director of

Great Lakes Aviation, Ltd. Mr. Maxson was a financial consultant from March 1991 until December 1993. From August 1986 until March 1991, he was Vice President, Financial Planning, for Northwest Airlines, Inc.

Dr. Leon E. Ring has been retired since October 1999 and has been a Director of the Company since November 1996. From September 23, 1996 until October 1, 1999, he was President and Chief Executive Officer of the Company.

James S. Kowalski was appointed as a Director of the Company on September 27, 2001. For more than the last five years, he has been the principal shareholder of Kowalski's Markets, a supermarket chain in Minnesota.

Thomas L. Auth became a Director of the Company on September 27, 2001. Mr. Auth is a private investor. Mr. Auth was the Chief Executive Officer and a Director of ITI Technologies, Inc., a publicly-held company, from 1981 until May 2000. ITI was a leading designer and manufacturer of electronic security products. In May, 2000 ITI merged with SLC Technologies, Inc. to form a new publicly-held company, Interlogix, Inc. and Mr. Auth served as Chairman of the Board of Directors of Interlogix until February 2002 when Interlogix was acquired by the General Electric Company. Mr. Auth serves on the Board of Medamicus, Inc., a publicly-held company, and on the Boards of several privately-held companies. He also owns Vomela Specialty Company, a graphics design and manufacturing company. Mr. Auth is also a certified public accountant.

Mark D. Pugliese was appointed as a Director of the Company on March 20, 2002. He is Executive Vice President, General Counsel and Secretary of Saab Aircraft of America LLC., and of Saab Aircraft Leasing, Inc., and is an officer and/or a director of several other indirect, wholly-owned subsidiaries of Saab AB in the United States. Prior to joining Saab Aircraft of America in 1992, Mr. Pugliese was an Associate General Counsel of USAir, Inc.

Other than as indicated above, no nominee for the Board of Directors is a director of another company (that is, other than the Company) with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to Section 15(d) of that Act. None of the director nominees is a director of a company registered as an investment company under the Investment Company Act of 1940.

COMPENSATION OF DIRECTORS

During 2001, Messrs. A. L. Maxson, Richard A. Hoel and Dr. Leon E. Ring received an aggregate of $10,000, $6,000 and $6,000, respectively, (plus reimbursement of out-of-pocket expenses in carrying out their responsibilities as a Director) for serving on the Board of Directors of the Company and for serving on the Board's Audit Committee. In 2001, the other members of the Board of Directors received no compensation for serving as Directors but received reimbursement of out-of-pocket expenses incurred in carrying out their responsibilities as Directors of the Company. At this time, only Messrs. Maxson and Ring receive compensation for serving on the Board of Directors and as committee members.

INFORMATION REGARDING EXECUTIVE OFFICERS

Donald N. Kamis, who is 59 years old, has been a Vice President of the Company since September 1992. Prior to September 1992, Mr. Kamis was the Vice President of Engineering for FluiDyne and held that position for more than five years.

Grant A. Radinzel, who is 46 years old, has been a Vice President of the Company since June 1995. From 1985 until June 1995, Mr. Radinzel held engineering management and project management positions with the Company.

Richard L. Thomalla, who is 51 years old, has been a Vice President of the Company since March 1998. From September 1996 until March 1998, Mr. Thomalla served the Company as Director of Business Development for Test Cells. Prior to September 1996, Mr. Thomalla served the Company for over 21 years in various positions, including mechanical engineering, engineering management, sales and marketing, and project management.

Steven R. Hedberg, who is 49 years old, has been the Secretary and Treasurer of the Company since March 1998. In addition to these duties, Mr. Hedberg has been the Company's Chief Financial Officer since January 1998. Prior to joining the Company on January 19, 1998, Mr. Hedberg was employed for more than 20 years with Control Data Systems, Inc.

INFORMATION CONCERNING BOARD OF DIRECTORS

During the fiscal year ended December 31, 2001, the Board of Directors held three formal meetings. All of the nominees who were Directors of the Company attended in person or by teleconference all of the board and committee meetings held in 2001 while they were directors of the Company. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

The Board appointed an Audit Committee in 1991 consisting of A. L. Maxson and has annually reconfirmed the appointment of Mr. Maxson to this Committee. On February 18, 1998, Richard A. Hoel also was appointed to the Audit Committee. The Board reconfirmed the appointments of Messrs. Maxson and Hoel to the Committee on April 25, 2001. In December 1999, the Securities and Exchange Commission (SEC) adopted new rules relating to Audit Committees in response to the Blue Ribbon Committee report and recommendations. Included in the new rules is a recommendation that Audit Committees have a minimum of three independent directors. Under exceptional and limited circumstances, however, one member may be non-independent, provided that the Board determines it to be in the best interests of the corporation. To comply with the recommendations of the Blue Ribbon Committee, the Board appointed Dr. Leon E. Ring to the Audit Committee on April 25, 2001 as the third member of the Audit Committee. While Dr. Ring does not yet meet the requirements for independence, the Board believes that the appointment of Dr. Ring satisfactorily meets the intent of the recommendations of the Blue Ribbon Committee and is in the best interests of the Company.

On March 20, 2002, the Board reconfirmed the appointments of A. L. Maxson, Richard A. Hoel, and Dr. Leon E. Ring to the Audit Committee.

The duties of the Audit Committee are to establish and maintain direct contact with the Company's independent auditors to review the adequacy of the Company's accounting and financial reporting procedures, the adequacy and effectiveness of the Company's system of internal accounting controls, the scope and results of the annual audit, and any other matters relative to the audit of the Company's accounting and financial affairs that the Audit Committee or the independent auditors deem necessary or appropriate.

AUDIT COMMITTEE CHARTER

During 2000, the Board of Directors of the Company approved a written audit committee charter, a copy of which has previously been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee held three formal meetings during fiscal 2001.

In February 2002, the Audit Committee (which consisted of A.L. Maxson, Richard
A. Hoel, and Dr. Leon E. Ring) reviewed and discussed with management the audited financial statements for the year ended December 31, 2001; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented; received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By the Audit Committee:

A. L. Maxson
Richard A. Hoel
Dr. Leon E. Ring

AUDIT FEES

The aggregate fees billed the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the year 2001 were $68,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed and no services rendered to the Company by Ernst & Young LLP for financial information systems design and implementation as described in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X during the year ended December 31, 2001.

ALL OTHER FEES

The aggregate fees billed to the Company by Ernst & Young LLP for all services, other than those described under the preceding captions, rendered during the year ended December 31, 2001, were $38,265 and consisted primarily of tax services and the audit of the Company's benefit plan. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company for services rendered in all capacities during each of the years ended December 31, 2001, 2000 and 1999, and for other executive officers of the Company (the "Named Executive Officers") whose total salary and bonus for the fiscal year ended December 31, 2001 exceeded $100,000 for services in all capacities to the Company. No other executive officer in 2001 earned an annual salary and bonus totaling in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                         ------------------------------------------------
                                                                             OTHER ANNUAL     ALL OTHER
    NAME AND PRINCIPAL POSITION          YEAR      SALARY        BONUS       COMPENSATION     COMPENSATION
    ---------------------------          ----     --------     --------      ------------     ------------
Charles H. Loux                          2001     $155,885     $      0        $    0          $  1,802
     Director, President and             2000     $150,000     $ 37,500(2)     $    0          $ 18,593(3)
     Chief Executive Officer             1999(1)  $ 40,385     $      0        $    0          $  8,075(3)

Donald N. Kamis                          2001     $110,854     $      0        $    0          $  4,023(4)
     Vice President, Wind Tunnel         2000     $107,703     $      0        $    0          $  3,907(4)
     Business Development                1999     $105,290     $      0        $    0          $  3,817(4)

Richard Thomalla                         2001     $109,913     $      0        $    0          $  3,986(5)
        Vice President, Test Cell        2000     $104,481     $      0        $    0          $  3,786(5)
        Business Development             1999     $ 94,709     $      0        $    0          $  3,471(5)

(1)  Mr. Loux became President and Chief Executive Officer on October 1, 1999.

(2)  Of the $37,500, $15,000 was paid in 2000 and $22,500 was paid in 2001.

(3) Consists of $949, $949 and $236 group life insurance premiums paid by the Company for Mr. Loux in 2001, 2000 and 1999, respectively and $853 and $853 additional term insurance in 2001 and 2000. Also consists of $16,791 and $7,839 of relocation expenses paid by the Company for Mr. Loux in 2000 and 1999, respectively. See "Report of Board of Directors on Executive Compensation."

(4) Consists of $697, $676, and $655 of group life insurance premiums paid by the Company for Mr. Kamis in 2001, 2000, and 1999 respectively, and $3,326, $3,231, and $3,162 of contributions made in 2001, 2000, and 1999, respectively, by the Company on behalf of Mr. Kamis under the Company's 401(k) retirement savings plan.

(5) Consists of $689, $651 and $630 in group life insurance premiums paid by the Company for Mr. Thomalla in 2001, 2000 and 1999 and $3,297, $3,135 and $2,841 of contributions made in 2001, 2000 and 1999 by the Company on behalf of Mr. Thomalla under the Company's 401(k) retirement savings plan.

SUMMARY OF PLANS

Group Life Insurance

The Company provides group life insurance to all of its full-time employees. The amount of group life insurance on each full-time employee is equal to 150% of the employee's base salary, which excludes any bonus paid to an employee pursuant to any bonus plan adopted by the

Company. To the extent that such insurance coverage exceeds $50,000 for any employee, such employee recognizes the cost of such excess insurance as taxable income. The group life insurance premiums paid on behalf of the Named Executive Officers are in the Summary Compensation Table therein under the heading "All Other Compensation."

401(k) Profit Sharing Plan

The Company's ASE, Inc Retirement Savings Plan ("Retirement Savings Plan") is a retirement savings plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). Under the present plan, eligible employees may choose to reduce their salary or wages from the Company from 1% to 15% (subject to a maximum reduction of $11,000 per year) and have such amounts contributed to MetLife Defined Contribution Group ("MDCG") under the terms of the Retirement Savings Plan; these amounts are not taxed to the employee at the time of contribution to the Retirement Savings Plan. In addition, eligible employees may elect to reduce their salary or wages from the Company by not less than 1% nor more than 10% and have such amounts contributed to MDCG under the terms of the Retirement Savings Plan; these amounts are taxed to the employee at the time of contribution to the Retirement Savings Plan. Contributions up to 6% of the employee's compensation are matched at a rate of 50% by the Company ("Matching Contributions"). In addition, the Company may, but is not obligated to, make additional contributions to the Retirement Savings Plan. Both the Matching Contributions and the additional discretionary contributions are limited to the Company's accumulated net profits (prior to any deduction of contributions to the Retirement Savings Plan and any federal, state or local income taxes). The maximum annual allocation to an employee's account (including earnings, losses and forfeitures) is the lesser of (i) 25% of their salary or wages, or (ii) $40,000. All contributions under the Retirement Savings Plan are invested (pursuant to several investment choices) by the trustee for the Retirement Savings Plan. The current plan will be amended during 2002 to comply with the 2001 tax law changes. The Company's trustee for the Retirement Savings Plan is JP Morgan Chase Manhattan Bank Trust. MDCG is agent to Chase Manhattan Bank Trust.

Distributions of the vested portions of an employee's account balance will typically occur on their employment termination, retirement, death, or disability. Distributions can be made in the form of a lump sum, annuity or installment method of payment, at the discretion of the employee. During the years ending December 31, 2001, 2000, and 1999, $800,975, $494,229, and
$635,575, respectively, were distributed by the Retirement Savings Plan. In 2001, 2000, and 1999, no distributions were made to any executive officer of the Company, including the Named Executive Officers. Benefit amounts credited during 2001, 2000, and 1999 pursuant to the Retirement Savings Plan for the Named Executive Officers, the distribution or unconditional vesting of which are not subject to future events, are included in the Summary Compensation Table under the heading "All Other Compensation."

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with Charles H. Loux dated August 30, 1999, which provides for a term of one year, commencing on September 20, 1999 and ending September 30, 2000. That agreement was amended and renewed on September 30, 2000 and most recently on September 30, 2001 (the "Agreement"). The Agreement provides for an annual base salary of $162,240 effective January 1, 2002. The Agreement also provides for an annual incentive bonus based on certain performance criteria set forth in the Agreement; these criteria may be adjusted from time to time by the Board in its sole discretion, but upon consultation with Mr. Loux. The maximum incentive bonus that may be paid with respect to any year cannot exceed 50% of the base salary paid during that year. Under the Agreement, Mr. Loux is entitled to participate in any retirement savings plan, life insurance, health insurance, dental insurance, disability insurance or any other fringe benefit which the Company may from time to time make available to its salaried or executive employees; however, the Company agreed under the Agreement to provide Mr. Loux with term life insurance equal to two and one-half (2-1/2) times his annual base salary. Under the Agreement, if Mr. Loux's employment is terminated by the Board of Directors for reasons other than "cause" (as that term is defined in the Agreement), Mr. Loux is to receive a cash severance payment equal to 12 months' base salary in effect at the time of the termination and a pro-rated bonus.

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the year ended December 31, 2001, the members of the Board of Directors of the Company, with the exception of Charles H. Loux, were not executive officers or employees of the Company or its subsidiaries. For the period from January 1, 2001 to September 25, 2001, Mr. Christer Persson was the only member of the Board that also served as a Director or Executive Officer of a company of which the capital stock is owned directly or indirectly (that is, through its subsidiaries) by the Company's ultimate parent, Saab AB. For the period after September 25, 2001, Messrs. Richard A. Hoel, James S. Kowalski, and Thomas L. Auth are members of Minnesota ASE, LLC, which owns 51% of the Company's stock. The Company's Board of Directors is responsible for ensuring that compensation for executives is consistent with the Company's compensation philosophy. The Board believes that the Company's executive compensation is reasonable given its financial performance and as compared to other similar companies in the industry.

The Board annually evaluates the performance and compensation of the Company's Chief Executive Officer ("CEO"). The Board's deliberations regarding annual salary and incentive bonus are made without the presence of the CEO. Annual base salary for the CEO is established on the basis of a number of factors, including general performance of the Company and competitive standards. Although the Board takes into account corporate performance generally in determining annual base salary, there is no specific formula relating corporate performance to annual salary.

The Company's policy with respect to the compensation of its executive officers, including its CEO, includes the following beliefs:

1. The Company believes that its compensation system should attract and retain experienced, highly qualified executive officers.

2. The Company believes in pay for performance based on specific written goals and objectives and that executive compensation should have a substantial component of incentive compensation based on performance.

3. The Company believes that its executive compensation level should be measured by comparison to similar companies as well as other factors, such as an individual's contributions and performance.

4. The Company believes that the overall compensation level of the Company's executive officers should take into account the overall performance of the Company as compared to similar companies.

Determination of Compensation of Chief Executive Officer

The CEO's total annual compensation consist of two elements -- annual base salary and annual incentive bonus. Charles Loux's annual base salary for 2001 was determined in part by comparison to the annual salaries of chief executive officers of other companies of similar size and complexity of the Company. The annual incentive bonus component of Charles Loux's 2001 compensation plan was determined by establishing certain levels of financial performance of the Company as compared to the pre-determined annual budget and certain other factors. The factors and performance thresholds for 2001 were determined in the first quarter of that year by agreement between Charles Loux and Mr. Christer Persson, the Chairman of the Board. For the year ended December 31, 2001, 80% of Charles Loux's total available incentive bonus was based on the Company reaching certain levels of net income in 2001 as compared to the annual budget. The remaining 20% of Charles Loux's 2001 incentive bonus was determined in the Board's discretion after reviewing his overall performance. For 2001, Charles Loux did not receive an annual incentive bonus.

The Board believes that its current compensation philosophy and approach has served the Company's shareholders fairly, and it plans to continue the same compensation philosophy and approach for the foreseeable future.

By the Board of Directors:

Richard A. Hoel, Chairman
Charles H. Loux
A. L. Maxson
Dr. Leon E. Ring
James S. Kowalski
Thomas L. Auth
Mark D. Pugliese

PERFORMANCE GRAPH

The following graph and table show changes during the period since December 31, 1996 through December 31, 2001 in the value of $100 invested in: (1) the Company's Common Stock; (2) The Nasdaq Stock Market (U.S.); and (3) a group of 28 companies (including the Company) in the engineering services industry. The year-end values of each investment are based on share price appreciation plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

                                    [GRAPH]

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                   Value of $100 invested on December 31, 1996

                            1996      1997      1998     1999      2000      2001
                            ----      ----      ----     ----      ----      ----
Nasdaq (U.S.)               $100      $122      $173     $304      $191      $152
Industry Group               100       121       114      126       222       244
Company                      100       144       208      230       230       427

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until September 25, 2001, Celsius Inc. owned approximately 80% of the Company's outstanding Common Stock. Prior to this date, Celsius guaranteed certain bank lines of credit granted to the Company by Skandinaviska Enskilda Banken ("SEB"). In addition, during the same period of 2001, Celsius Inc. provided customer assistance and consulting services to the Company. As consideration for such guarantees, customer assistance and consulting services, the Company incurred and paid interest charges (or fees) to Celsius Inc. (a wholly-owned subsidiary of Celsius AB, a Swedish holding company owned by Saab AB) in the amount of $140,000 for the period of January 1, 2001 to September 25, 2001. During this same period up to September 25, 2001, the bank lines of credit to the Company from SEB were in the amount of $6,000,000. Although the line of credit had a $6,000,000 limit, Celsius Inc. allowed the Company to exceed this limit for short periods of time. The portion over $6,000,000 was assessed a higher interest rate. To secure the guarantees by Celsius Inc. of such lines of credit and to secure any other present or future obligations of the Company to Celsius Inc., the Company granted security interests to Celsius Inc. in substantially all of the Company's assets. This line of credit was paid off and terminated on September 25, 2001, as part of the transaction of Minnesota ASE, LLC acquiring 51% of the outstanding shares of common stock of the Company.

On September 25, 2001, Celsius Inc. sold 2,245,000 shares of the Company's Common Stock, or 51% of the total outstanding shares of common stock of ASE, to Minnesota ASE, LLC. Related to this transaction, the Company secured new bank financing agreements for operating funds and future letter of credit needs. These new agreements are asset-based collateral agreements, with the funds available under these agreements determined by the available securable assets at any point in time, up to a maximum of $6,000,000 of operating funds and $3,000,000 of letter of credit funds. Also related to this transaction, Celsius Inc. agreed to continue to hold until maturity certain existing back guarantees that were previously provided to a few of the Company's customers, and Celsius Inc. provided a three-year $1,500,000 loan to the Company at 8% per year, which is subordinated debt to the new bank agreement. This loan is collateralized by a third party pledge by Minnesota ASE, LLC, of the shares of ASE purchased by Minnesota ASE, LLC, from Celsius Inc. The Company also provided an indemnification agreement to Celsius Inc. to secure Celsius Inc.'s interest in the above items. The Company's obligations under the three-year Note are secured by a Security Agreement between the Company and Celsius, Inc. and by a combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement between the Company and Celsius, Inc. pursuant to which all of the personal and fixture assets of the Company are pledged as collateral. The Company, Minnesota ASE, LLC and Celsius, in connection with the foregoing loan and security arrangements, are party to a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, for Celsius to have a designee on the Company's Board of Directors so long as it holds at least 10% of the outstanding common shares, a right of first refusal in certain circumstances with respect to any sale of shares by a shareholder to a third party, tag-along rights with respect to sales of stock to third parties, and certain registration rights of shareholders in the event of any public offering of the stock of the Company.

On September 25, 2001, Minnesota ASE, LLC, loaned the Company $2,600,000 in order to supplement bank financing, and $2,300,000 of the balance was repaid prior to year end, leaving an outstanding balance of $300,000. The remaining $300,000 has been converted to a note bearing interest at 8% and does not have a stated due date.

For the period of September 25, 2001 through December 31, 2001, Minnesota ASE, LLC charged the Company as consideration for such guarantees and for certain administrative support provided and the Company paid a fee of $60,000. The Company presently pays no compensation to board members that are affiliated with Minnesota ASE, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based upon inquiries made by the Company of its executive officers and directors and of inquiries made of Minnesota ASE, LLC, and Celsius Inc., which are the only persons known to the Company which own more than ten percent of the Common Stock, the Company believes that during 2001, its officers and directors, Minnesota ASE, LLC and Celsius Inc. met all applicable Section 16(a) filing requirements.

                                 OTHER BUSINESS

All items of business intended by management to be brought before the Annual Meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the person named as the proxies will vote on such matters in accordance with their best judgment.

                          FUTURE SHAREHOLDER PROPOSALS

Under the Securities Exchange Act of 1934 (the "Exchange Act"), the shareholders of the Company have certain rights to have shareholder proposals included within the Proxy Statement of the Company for the Company's Annual Shareholders Meeting in 2003.

Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act") sets forth the procedure and requirements for requesting that the Company include these proposals in its Proxy Statement. Under that Rule, the deadline for submitting proposals under Rule 14a-8 is a reasonable time before the Company begins to print and mail its proxy materials.

Shareholders also may submit proposals to be voted on at an annual meeting without having the proposals included in the Company's proxy statement. These proposals are known as "non-Rule 14a-8 proposals". Rule 14a-4(c)(1) under the Exchange Act explains when the proxies named by a company to vote at an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 proposals. Rule 14a-4(c)(1) provides that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the shareholders if (i) in case of a company such as the Company that has changed the date of its annual meeting by more than 30 days from the date of the previous year's meeting, the company has not received advance notice of the proposal a reasonable time before it mails its proxy materials, and (ii) shareholders have been notified of this advance notice requirement.

You are hereby notified that, for the annual meeting of shareholders to be held later this year, the Company's proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to the Company a reasonable time before the Company mails its proxy materials.

Any Rule 14a-8 proposal that a shareholder wishes to have considered for inclusion in the Company's proxy solicitation materials for the annual meeting of shareholders in 2003, and notice of any non-Rule 14a-8 shareholder proposals, should be given in writing to the Secretary of the Company at the Company's executive offices. Due to the technical nature of the rights of shareholders and the Company in this area, a shareholder desiring to make a shareholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

                                              By Order of the Board of Directors

                                              /s/ Steven R. Hedberg
                                              -----------------------------
                                              Steven R. Hedberg
Dated: April 24, 2002                         Secretary

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107

                         ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, MAY 29, 2002









AERO SYSTEMS ENGINEERING, INC.                                             PROXY
358 EAST FILLMORE AVENUE
ST. PAUL, MINNESOTA 55107
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

A. L. Maxson and Gary Sommerland, and each of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of Aero Systems Engineering, Inc. held of record by the undersigned on April 26, 2002 at the Annual Meeting of Shareholders to be held on May 29, 2002 or any adjournment thereof.

In the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on May 29, 2002 or of any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, at the discretion of the holders of said proxies, be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

The undersigned hereby ratifies and confirms all that the proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.




                      See reverse for voting instructions.

                             - Please detach here -



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Proposal to fix number of Directors at seven                       [ ]  For     [ ] Against     [ ] Abstain

2.  ELECTION OF DIRECTORS:  01 Richard A. Hoel   05 James S. Kowalski  [ ]  Vote FOR            [ ]   Vote WITHHELD
                            02 Charles H. Loux   06 Thomas L. Auth          all nominees              from all nominees
                            03 A.L. Maxson       07 Mark D. Pugliese        (except as marked)
                            04 Dr. Leon E. Ring

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE             __________________________________________
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                          __________________________________________

THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED IN THE MANNER INDICATED BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT SEVEN AND FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT.

Address Change? Mark Box  [ ]
Indicate changes below:                  Date __________________________________


                                    ____________________________________________


                                    ____________________________________________

                                    Signature(s) in Box

                                    Please sign exactly as name appears at left.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).